EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS



	We consent to the incorporation by reference in this Annual Report (Form 10-K) of Worthington Industries, Inc. of our report dated June 13, 1994, included in the 1994 Annual Report to
Shareholders of Worthington Industries, Inc.

	Our audits also included the financial statement schedules of Worthington Industries, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

	We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-80094) pertaining to the Worthington Industries, Inc. Amended 1980 Stock Option Plan; (Form S-3 No. 33-46470) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan and (Form S-8 No. 33-38486) pertaining to the Worthington Industries, Inc. 1990 Stock Option Plan of our report dated June 13, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Worthington Industries, Inc.



/s/Ernst & Young
ERNST & YOUNG

Columbus, Ohio
August 25, 1994